Exhibit 23.1

SRCO, C.P.A., Professional Corporation

Certified Public Accountants

14 Wynngate Lane

Amherst, NY

14221

U.S.A.

Tel: 716 574 1802, 416 428 1391 & 416 671 7292

Fax: 905 882 9580 Email: info@srco.ca www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 of SensaSure Technologies, Inc. and its subsidiary of our report dated August 11, 2022 relating to the audited consolidated financial statements of SensaSure Technologies, Inc., which appear in this Form 10-K.

/s/ SRCO, C.P.A., Professional Corporation

Amherst, NY August 14, 2023	SRCO, C.P.A., Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS